SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CIGNA Corporation

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CIGNA Corporation
Two Liberty Place
1601 Chestnut Street
Philadelphia, PA 19192-1550
March 19, 2009
NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
CIGNA Corporation Shareholders:
The annual meeting of shareholders will be held on Wednesday, April 22, 2009 at 3:30 p.m. at the Pennsylvania Academy of Fine Arts, Samuel M.V. Hamilton Auditorium, 118 -128 N. Broad Street, Philadelphia, Pennsylvania.
Directions to the Pennsylvania Academy of Fine Arts are located on the back of the proxy statement.
At the meeting, CIGNA will ask the shareholders to:
1.	Elect four directors for terms expiring in April 2012 (Item 1 on the proxy card);

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2009 (Item 2 on the proxy card); and

3.	Consider any other business properly brought before the meeting.
The Board of Directors recommends that you vote in favor of items 1 and 2. These proposals are described in the proxy statement. CIGNA’s 2009 Proxy Statement and 2008 Annual Report to Shareholders are available online by going to www.cigna.com/about_us/investor_relations/recent_disclosures.html. You may also contact CIGNA’s Shareholder Services Department at 215.761.3516 for an Annual Report and Proxy Statement.
CIGNA shareholders of record at the close of business on Friday, February 27, 2009 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof. Your vote is important, even if you do not own many shares. CIGNA encourages you to exercise your right to vote by any of the following means:
1.	By returning the completed, signed and dated proxy card in the enclosed envelope;

2.	By telephone in the United States using the telephone number found on your proxy card; or

3.	Over the Internet at http://www.proxyvoting.com/ci.
Sincerely,
H. EDWARD HANWAY
Chairman and Chief Executive Officer
By order of the Board of Directors,
NICOLE S. JONES
Corporate Secretary